SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 26, 2025

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Bausch + Lomb Secured Notes Offering

On June 26, 2025, Bausch + Lomb Corporation (“Bausch + Lomb”), a subsidiary of Bausch Health Companies Inc. (the “Company”), issued a press release announcing that Bausch + Lomb’s subsidiaries, Bausch & Lomb Incorporated, a New York corporation, and Bausch+Lomb Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (such subsidiaries, the “Issuers”), completed the previously announced offering of €675,000,000 aggregate principal amount of senior secured floating rate notes due 2031 (the “Notes”).

The Notes were offered in the United States and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes were not and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada has been and must be made on a basis which is exempt from the prospectus requirements of such securities laws.

The net proceeds from the Notes offering and the Refinancing Term Loans (as defined below) were used to repay in full the outstanding borrowings under Bausch + Lomb’s existing revolving credit facility, to refinance in full its outstanding term A loans due 2027 and term B loans due 2027 and to pay related fees and expenses.

The Bausch + Lomb Notes Indenture

The Notes were issued pursuant to the indenture, dated as of June 26, 2025 (the “Indenture”), by and among the Issuers, the guarantors named therein, Citibank, N.A., acting through its agency and trust division, as trustee, and as notes collateral agent and Citibank, N.A., London Branch, acting as paying agent, registrar, transfer agent and calculation agent.

Interest and Maturity

Pursuant to the Indenture, the Notes bear interest at the rate of three-month EURIBOR (with a 0% floor) plus 3.875% per year, reset quarterly, and will mature on January 15, 2031. Interest on the Notes will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2026.

Guarantees

The Notes are initially jointly and severally guaranteed on a senior secured basis by Bausch + Lomb and each of its subsidiaries (other than the Issuers) that is a guarantor under the Credit Agreement (as defined below) (the “Note Guarantors” and each, a “Note Guarantor”). The Notes and the guarantees related thereto are senior obligations and are secured, subject to permitted liens and certain other exceptions, by the same first priority liens that secure borrowings under the Credit Agreement and the obligations under Bausch + Lomb’s 8.375% senior secured notes due 2028 (the “2028 Notes”).

Ranking

The Notes and the guarantees related thereto:

•	are general secured obligations of the Issuers and the Note Guarantors, as applicable, secured by a first-priority lien (subject to permitted liens and certain other exceptions) on the collateral;

•	rank pari passu in right of payment with each other and all existing and future unsubordinated indebtedness of the applicable Issuer or Note Guarantor;

•

are senior in right of payment to all existing and future indebtedness of the applicable Issuer or Note Guarantor that expressly provides for its subordination to the Notes or the applicable guarantee;

•

rank effectively pari passu with all existing and future indebtedness secured by a first priority lien on the collateral (including the credit facilities under the Credit Agreement and the 2028 Notes);

•

are (x) structurally subordinated to all existing and future indebtedness and other liabilities of any of Bausch + Lomb’s subsidiaries (other than the Issuers) that do not guarantee the Notes to the extent of the value of such subsidiaries’ assets and (y) effectively subordinated to any of the Issuers’ and Note Guarantors’ debt that is secured by assets that are not collateral to the extent of the value of such assets; and

•

rank effectively senior to all existing and future indebtedness that is unsecured of the applicable Issuer or Note Guarantor or that is secured by junior liens, in each case to the extent of the value of the collateral.

Optional Redemption

The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after June 30, 2026 at a redemption price equal to 100.000% of the principal amount of Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

In addition, the Issuers may redeem some or all of the Notes prior to June 30, 2026 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption, plus a “make-whole” premium. Prior to June 30, 2026, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes using the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture.

Upon the occurrence of a change of control (as defined in the Indenture), unless the Issuers have exercised their right to redeem all of the Notes, as described above, holders of the Notes may require the Issuers to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the purchase date applicable to such Notes.

Certain Covenants

The Indenture contains covenants that limit the ability of Bausch + Lomb and any of its Restricted Subsidiaries (as such term is defined in the Indenture) to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations; and

•	transfer and sell assets.

Events of Default

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Bausch + Lomb Third Amendment

On June 26, 2025, Bausch + Lomb entered into an amendment (the “Third Amendment”) to the credit and guaranty agreement, dated as of May 10, 2022 (as amended by the First Incremental Amendment, dated as of September 29, 2023, by the Second Incremental Amendment, dated as of November 1, 2024, and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), by and among Bausch + Lomb, certain of its subsidiaries as subsidiary guarantors, the lenders and other persons party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A. as resigning collateral agent and JPMorgan Chase Bank, N.A. as successor collateral agent, swingline lender and an issuing bank. Terms used herein, but not otherwise defined herein are as defined in the Credit Agreement as amended by the Third Amendment.

The Third Amendment provides for (i) a new $2,325 million tranche of term loans maturing in 2031 (the “Refinancing Term Loans”), the proceeds of which were used, together with the proceeds of the Notes, to (A) refinance all of Bausch + Lomb’s outstanding term B loans due 2027, (B) refinance all of Bausch + Lomb’s outstanding term A loans due 2027 and (C) repay in full borrowings under Bausch + Lomb’s existing revolving credit facility outstanding immediately prior to the effective date of the Third Amendment (the “Effective Date”) and (ii) a new revolving credit facility of $800 million maturing in 2030 (subject to customary “springing” maturity provisions) (the “New Revolving Credit Facility”), which replaced Bausch + Lomb’s existing revolving commitments of $500 million. The amortization rate for the Refinancing Term Loans is 1.00% per annum and the first installment shall be payable on September 30, 2025. Pursuant to the Third Amendment, the applicable rate per annum is (i) 4.25% for Refinancing Term Loans that bear interest at a term SOFR-based rate, (ii) 3.25% for Refinancing Term Loans that bear interest at a U.S. dollar base rate, (iii) between 1.75% and 2.75% for revolving loans under the New Revolving Credit Facility that bear interest at a term SOFR, term CORRA, EURIBOR or SONIA-based rate, in each case, based on Bausch + Lomb’s total net leverage ratio, and (iv) between 0.75% and 1.75% for revolving loans under the New Revolving Credit Facility that bear interest at a U.S. dollar base rate or a Canadian dollar base rate, in each case, based on Bausch + Lomb’s total net leverage ratio.

The Third Amendment also amended the Credit Agreement to (A) adjust the financial covenant levels applicable to the new revolving credit facility to a maximum first lien net leverage ratio of 5.75:1.00 (stepping down to (i) 5.50:1.00 commencing with the ninth full fiscal quarter after the Effective Date, (ii) 5.25:1.00 commencing with the thirteenth full fiscal quarter after the Effective Date and (iii) 5.00:1.00 commencing with the seventeenth full fiscal quarter after the Effective Date), as opposed to the previous level of 4.50:1.00 and (B) provide that the Revolving Facility Test Condition relating to such financial covenant occurs upon the utilization of at least 35% of the revolving facility, as opposed to the previous utilization level of at least 40%.

In addition, the Third Amendment included modifications to certain negative covenant and other provisions of the Credit Agreement designed to provide Bausch + Lomb and its subsidiaries with increased flexibility, as set forth in the Credit Agreement, as amended by the Third Amendment.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On June 26, 2025, Bausch + Lomb issued a press release announcing the closing of the Notes offering and the partial Credit Agreement refinancing, consisting of the Refinancing Term Loans and the New Revolving Credit Facility. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of June 26, 2025, by and among Bausch & Lomb Incorporated, Bausch+Lomb Netherlands B.V., the guarantors party thereto, Citibank, N.A., acting as trustee and as notes collateral agent and Citibank, N.A. London Branch, acting as paying agent, registrar, transfer agent and calculation agent.

10.1	Third Amendment to Credit and Guaranty Agreement by and among Bausch + Lomb Corporation, certain subsidiaries of Bausch + Lomb Corporation as subsidiary guarantors, the lenders party thereto and other persons party thereto, JPMorgan Chase Bank, N.A. and Citibank, N.A., dated as of June 26, 2025.

99.1	Press Release of Bausch + Lomb Corporation, announcing the closing of upsized €675 million senior secured notes offering and partial credit agreement refinancing, including upsized $2.325 billion term loan facility, dated June 26, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Jean-Jacques Charhon
Name:	Jean-Jacques Charhon
Title:	Executive Vice President, Chief Financial Officer

Date: June 27, 2025